UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2007

GPS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

 (State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

5500 - 152nd Street, #214, Surrey, BC Canada	V3S 5J9
(Address of Principal Executive Offices)	(Zip Code)

(604) 576-7442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 8, 2007, GPS Industries, Inc. (the “Company”) entered into the 2007 Purchase Agreement (as defined in Item 3.02 below) with the Buyers (as defined in Item 3.02 below) relating to the $12,500,000 sale of shares of the Company’s Series B Convertible Preferred Stock and warrants to acquire shares of the Company’s common stock. For a description of significant terms of the sale, and related transaction documents, see the discussion under Item 3.02, below, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Securities Purchase Agreement

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2006 (the “Initial Form 8-K”), on November 13, 2006 the Company had entered into a Securities Purchase Agreement (the “2006 Purchase Agreement”) with Great White Shark Enterprises, Inc. (“GWSE”) and Leisurecorp LLC (“Leisurecorp,” and together with GWSE, the “Buyers”), pursuant to which the Company sold for an aggregate purchase price of $15,740,890 a total of 1,574,089 shares of its Series B Convertible Preferred Stock (the “Preferred Stock”) and warrants (the “Warrants”) to purchase up to 59,885,186 shares of the Company’s common stock (the “Common Stock,” and the transactions contemplated by the 2006 Purchase Agreement, hereinafter, the “2006 Financing”). The 2006 Financing closed on December 29, 2006.

Pursuant to Section I(C) of the 2006 Purchase Agreement, during the 120 calendar-day period following the closing of the 2006 Financing, the Buyers had the option (the “Option”) to acquire up to an aggregate of $13,000,000 of additional shares of Preferred Stock and Warrants for the same price as the purchase price paid by the Buyers for those securities in the 2006 Financing. The Buyers timely exercised the Option in April 2007 to purchase a total of $12,500,000 of additional shares of Preferred Stock and Warrants, and the closing of the purchase of the additional $12,500,000 additional shares of Preferred Stock and Warrants (the “2007 Securities”) was consummated on May 8, 2007.

In connection with the Buyers’ purchase of the 2007 Securities, the Company and the Buyers entered into a Securities Purchase Agreement (the “2007 Purchase Agreement”), dated May 8, 2007. Pursuant to the 2007 Purchase Agreement, (i) Leisurecorp purchased 1,000,000 shares of Preferred Stock and Warrants to purchase up to 40,983,607 shares of the Company’s Common Stock in exchange for Leisurecorp’s issuance of a $10,000,000 interest-free promissory note in favor of the Company (the “Note”), and (ii) GWSE purchased 250,000 shares of Preferred Stock and Warrants to purchase 10,245,902 shares of Common Stock in exchange for cash ($1,500,000) and the cancellation of $1,000,000 of outstanding indebtedness owed by the Company to GWSE. The Warrants will be exercisable by the Buyers for five years at an initial exercise price of $0.122 per share, subject to anti-dilution adjustments.

Since the Buyers purchased the 2007 Securities in connection with the Option provided for in the 2006 Purchase Agreement, the 2007 Securities acquired by the Buyers under the 2007 Purchase Agreement are subject to, and bound by, the terms and provisions of a Registration Rights Agreement and a Shareholder Agreement, dated December 29, 2006, respectively. The description and terms of the Registration Rights Agreement and the Shareholder Agreement is included in the Initial Form 8-K, and the forms of such agreements were filed as exhibits to the Initial Form 8-K.

Series B Convertible Preferred Stock

The description and terms of the Preferred Stock issued on May 8, 2007 is contained in the Initial Form 8-K, and a copy of Certificate of Designation of the Preferred Stock was filed as an exhibit to the Initial Form 8-K.

Note and Security Agreement

The Note that Leisurecorp issued to the Company at the May 8, 2007 closing of the shares of Preferred Stock and Warrants (in consideration for the 2007 Securities purchased by Leisurecorp) requires Leisurecorp to repay the Note as follows: $2,000,000 on or before June 30, 2007; $4,000,000 on or before October 31, 2007; and the remaining $4,000,000 on or before December 31, 2007. The Note is a full recourse promissory note, and Leisurecorp’s obligations under the Note are secured by a lien on the 2007 Securities that Leisurecorp is acquiring pursuant to the 2007 Purchase Agreement. The foregoing lien is evidenced by a pledge and security agreement by and between the Company and Leisurecorp of even date with the Note (the “Security Agreement”), and such lien will be released as the Note is paid down by Leisurecorp in accordance with the terms of the 2007 Purchase Agreement and the Security Agreement.

Other

The 2007 Securities were not registered under the Securities Act of 1933, as amended (the “Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The 2007 Securities, as well as the shares underlying the warrants, may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or valid exemption from the registration requirements, under the Act.

Copies of the definitive agreements relating to the sale and issuance of the Preferred Shares and the Warrants are filed herewith as an exhibit to this report. The summary of matters set forth above is qualified by reference to such exhibits.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated May 8, 2007, by and among GPS Industries, Inc. and the purchasers named therein

10.2	Promissory Note, dated May 8, 2007, issued to the Company by Leisurecorp LLC

10.3	Pledge and Security Agreement, dated May 8, 2007, by and among GPS Industries, Inc. and Leisurecorp LLC

10.4	Form of Warrant to Purchase Common Stock, dated May 8, 2007, issued to the Buyers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of May 2007.

	By:	/s/ Robert C. Silzer, Sr.
Robert C. Silzer, Sr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated May 8, 2007, by and among GPS Industries, Inc. and the purchasers named therein

10.2	Promissory Note, dated May 8, 2007, issued to the Company by Leisurecorp LLC

10.3	Pledge and Security Agreement, dated May 8, 2007, by and among GPS Industries, Inc. and Leisurecorp LLC

10.4	Form of Warrant to Purchase Common Stock, dated May 8, 2007, issued to the Buyers